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                                                                     Exhibit 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                             FIRST MOSBY CORPORATION

            We, the undersigned, incorporators, hereby associate ourselves together to form and establish a corporation FOR profit under the laws of the State of Kansas.

            FIRST: The Name of the Corporation is FIRST MOSBY CORPORATION.

            SECOND: The location of its registered office in Kansas is 300 West Douglas, Wichita, Sedgwick County, Kansas 67202; and the resident agent in charge thereof at such address is D. Emmett Foley.

            THIRD: This Corporation is organized FOR profit and the nature of its business or purposes to be conducted or promoted is:

                  To engage in any lawful act or activity for which corporations may be organized under the Kansas Corporation Code.

            FOURTH: The total number of shares of this corporation is as follows:

                  50,000 shares of Common Stock, par value $1.00 each.

            Statement of all or any of the designations and the powers, preferences and rights and the qualifications, limitations or restrictions thereof, in respect to any class:

            Before any stockholder shall sell any stock of any class to other than a record stockholder, he shall give notice of such intent to sell to the corporation and to each stockholder of record of the corporation. Said notice shall be sent by registered mail to the corporation at its registered office in Kansas and to each stockholder at his address as shown on the books and records of the corporation. Said notice shall set forth the name of the proposed purchaser, the number of shares to be sold, and the price offered by the proposed purchaser for such stock.

            Said notice shall contain an offer to sell, to the corporation, all or any part of the stock being offered for sale, said offer to the corporation to be upon the same terms and at the same price as the offer received by the selling stockholder. The corporation shall have a period of 21 days after receipt of said notice in which to purchase all or any part of the stock offered for sale at the same price and on the same terms as set out in the notice.
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            Said notice shall contain a further offer, conditioned upon the failure or refusal of the corporation to purchase all or any part of such stock to the existing stockholders of record at the same price and on the same terms as those set forth in said notice. The stockholders of record shall have a period of 21 days from and after the expiration of the offer to the corporation in which to purchase all or any part of the stock offered for sale. The stockholders electing to purchase shall be entitled to purchase the stock offered for sale on a pro rata basis and in accordance with their respective proportionate record ownership in the class of stock offered for sale.

            The holders of the stock of the corporation are granted the preemptive right to subscribe to any or all additional issues of stock of the corporation of any or all classes thereof, or to any securities of the corporation convertible into such stock.

            Any attempted sale in violation of the above provisions shall be void.

            Provided, however, that a stockholder wishing to sell may secure a waiver from each of the other stockholders and from the corporation, of the above provisions, and such waiver shall operate as a consent to the proposed sale.

            Statement of grant of authority, as may be desired to be given to the Board of Directors, if given: None.

            FIFTH: The name and mailing address of each INCORPORATOR is as follows:

            Edmund R. Learned    1111 Murray Avenue Wichita, Kansas
            Jeri B. Craig        1131 Denmark       Wichita, Kansas

            SIXTH: The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

            George A. Lincoln    P.O. Box 80269       Lincoln, Nebraska
            Olivia G. Lincoln    P.O. Box 80269       Lincoln, Nebraska
            Robert A. Wekesser   5301 "A" Street      Lincoln, Nebraska

            SEVENTH: The Term for which this Corporation is to exist is perpetual.


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            IN TESTIMONY WHEREOF, we have hereunto subscribed our names this 4th day of June, 1973.


                                          /s/ Edmund R. Learned
                                          -----------------------------
                                          Edmund R. Learned


                                          /s/ Jeri B. Craig
                                          -----------------------------
                                          Jeri B. Craig

STATE OF KANSAS   )
                  )  ss.
SEDGWICK COUNTY   )

            Personally appeared before me, a Notary Public in and for Sedgwick County, Kansas, the above named Edmund R. Learned and Jeri B. Craig, who are personally known to me to be the same persons who executed the foregoing instrument of writing, and duly acknowledged the execution of same.

            IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal this 4th day of June, 1973.


                                          /s/ Rachel E. Johnson
                                          --------------------------------
                                          Rachel E. Johnson, Notary Public


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                            CERTIFICATE OF AMENDMENT
                         TO ARTICLES OF INCORPORATION OF
                             FIRST MOSBY CORPORATION

State of Nebraska   )
                    )  ss.
County of Lancaster )

            We, William D. Denio, President, and Richard Scott, Secretary of First Mosby Corporation, a corporation organized and existing under the laws of the State of Kansas, and whose registered office is 300 West Douglas, Wichita, Sedgwick County, Kansas, do hereby certify that at the special meeting of the Board of Directors of said corporation held on the 30th day of June, 1974, said Board adopted a resolution setting forth the following amendment to the Articles of Incorporation and declared its advisability, to wit:

            WHEREAS, in the judgment of the Board of Directors, it is to the best interests of the corporation that its name be changed. It is, therefore,

            RESOLVED, that Article FIRST of the Articles of Incorporation be amended to read as follows:

                  FIRST: The name of this corporation is Nebraska Book Company, Inc.

            FURTHER RESOLVED, that a meeting of the stockholders of the corporation is called to be held immediately following this meeting to consider the adoption of the foregoing amendment to the Articles of Incorporation.

            FURTHER RESOLVED, that the vote for or against the proposed amendment shall be conducted by George A. Lincoln and Olivia G. Lincoln, who are hereby appointed Judges, and they are hereby authorized to carry out any duties imposed upon them as Judges of Election as prescribed by the laws of the State of Kansas relative to the procedures for amending the Articles of Incorporation.

            That thereafter, pursuant to said resolution and in accordance with the by-laws and the laws of the State of Kansas, said directors called a meeting of stockholders for the consideration of said amendment, and thereafter, pursuant to said notice and in accordance with the statutes of the State of Kansas, on the 30th day of June, 1974, said stockholders met and convened and considered said proposed amendment.

            That at said meeting the stockholders entitled to vote did vote upon said amendment, and two judges duly appointed for the purpose conducted said vote
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deciding upon the qualification of voters and declared that the majority of voting stockholders of the corporation had voted for the proposed amendment certifying that the votes were 1,000 Common Voting shares in favor of the proposed amendment and no shares against the amendment.

            That said amendment was duly adopted in accordance with the provisions of Chapter 17, Kansas Statutes Annotated.

            That the capital of said corporation will not be reduced under or by reason of said amendment.

            IN WITNESS WHEREOF we have hereunto set our hands and affixed the seal of said corporation this 30th day of June, 1974.


                                          /s/ William D. Denio
                                          ----------------------------
                                          William D. Denio, President

(Seal)


                                          /s/ Richard Scott
                                          ----------------------------
                                          Richard Scott, Secretary


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